REORGANIZATION AGREEMENT

      THIS REORGANIZATION AGREEMENT (the "Agreement") is made and entered into as of the 11th day of November, 1999, by and among Rhino Enterprises Group, Inc., a Nevada corporation (hereinafter referred to as "RHINO"), Executive Assistance, Inc., a Nevada corporation ("EXECUTIVE") and shareholders (hereinafter collectively referred to as the "EXECUTIVE Shareholders") of EXECUTIVE.

                            RECITALS

     WHEREAS, the EXECUTIVE Shareholders collectively own
4,000,000 shares of common stock, $.001 par value per share, of EXECUTIVE, which constitutes all of the issued and outstanding common stock of EXECUTIVE;

   WHEREAS, the EXECUTIVE Shareholders wish to exchange all of their collective EXECUTIVE common stock for certain common stock of
RHINO;

   WHEREAS, the parties hereto intend that the stock exchange described herein between RHINO and the Shareholders of EXECUTIVE are intended to be tax deferred in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

   NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and by these present do hereby agree as follows:

    1. Exchange of Securities. Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 6 hereof (the "Closing Date"), RHINO will issue and deliver, or cause to be issued and delivered, to the EXECUTIVE Shareholders up to 80,000 shares of its common stock, in exchange for all of the issued and outstanding shares of EXECUTIVE. The shares of RHINO will be allocated to the EXECUTIVE Shareholders as set forth in Schedule I, attached hereto. The shares of EXECUTIVE Shareholders will be exchanged for shares in RHINO on a one (1) share of RHINO stock for fifty
(50) shares of EXECUTIVE stock basis.

    2. Representations and Warranties by EXECUTIVE and EXECUTIVE Shareholders. EXECUTIVE and EXECUTIVE Shareholders each jointly and severally represent and warrant to RHINO, all of which representations and warranties shall be true and correct at the time of Closing and shall survive the Closing Date for a period
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

of six (6) months from the Closing Date, except as to the warranties and representations set forth in subsection (h) herein, which shall survive for a period of three (3) years from the Closing Date, and those set forth in subsection (i) herein, which shall survive for a period of nine (9) months from the Closing Date, or from the date when the accounts receivable may become due and payable (whichever shall occur later) that:

   (a) EXECUTIVE is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate powers to own its property and carry on its business as and where it is now being conducted. Copies of the Certificate of Incorporation and the By-Laws of EXECUTIVE, which have heretofore been furnished by EXECUTIVE to RHINO, are true and correct copies of said Certificate of Incorporation and By-Laws, including all amendments to the date hereof;

   (b) The authorized capital stock of EXECUTIVE consists of (i) 20,000,000 shares of common stock, $.001 par value ("Common Stock of EXECUTIVE"), of which 4,000,000 shares have been validly issued and are now outstanding, and (ii) 5,000,000 shares of preferred stock, $.001 par value, of which no shares have been validly issued and are now outstanding;

   (c) EXECUTIVE Shareholders have full power to exchange the shares to purchase the capital stock of RHINO on behalf of themselves upon the terms provided for in this Agreement, and said shares have been duly and validly issued and are free and clear of any lien or other encumbrance;

   (d) From the date hereof, and until the date of closing, no dividends or distributions of capital, surplus, or profits shall be paid or declared by EXECUTIVE in redemption of the outstanding shares of the EXECUTIVE Shareholders or otherwise, and except as described herein no additional shares shall be issued by said corporation;

   (e) Since the date hereof, EXECUTIVE has not engaged in any transaction other than transactions in the normal course of the operations of their business, except as specifically authorized by RHINO in writing;

   (f) EXECUTIVE is not involved in any pending or threatened litigation which would materially affect its financial condition, except as specifically disclosed to RHINO in writing;

   (g) EXECUTIVE has and will have on the Closing Date, good and marketable title to all of its property and assets shown on
Schedule II, attached hereto, free and clear of any and all liens or encumbrances or restrictions, except as shown on Schedule II, attached hereto, and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to its property which do not materially affect the present use of such property;

   (h) As of the date hereof, there are no accounts receivable of EXECUTIVE of a material nature, except for those accounts receivable set forth in Schedule II, attached hereto; and

   (i) EXECUTIVE does not now have, nor will it have on the Closing Date, any known liabilities or contingent liabilities other than those disclosed in their financial statements dated October 30, 1999 attached hereto as Schedule III except in the ordinary course of business or in connection with its proposed private offering.

   3. Representations and Warranties by RHINO. RHINO represents and warrants to the EXECUTIVE Shareholders, all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6) months from the date of closing, as follows:

   (a) RHINO is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted and has authorized capital stock consisting of 20,000,000 shares of common stock, $.001 par value per share, of which there are 1,208,549 shares presently issued and outstanding.

   (b) RHINO has the corporate power to execute and perform this Agreement, and to deliver the stock required to be delivered to EXECUTIVE Shareholders hereunder.

   (c) The execution and delivery of this Agreement, and the issuance of the stock required to be delivered hereunder have been duly authorized by all necessary corporate actions, and neither the execution nor delivery of this Agreement, nor the issuance of the stock, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or By-Laws of RHINO or any indenture, agreement or other instrument to which RHINO is a party, or by which RHINO is bound, or by which any of its property is bound.

   (d) The shares of Common Stock of RHINO deliverable pursuant hereto will on delivery in accordance with the terms hereof, be duly authorized, validly issued, and fully paid, and non-assessable.

   4. Conditions to the Obligations of RHINO. The obligations of
RHINO hereunder shall be subject to the conditions that:

   (a) RHINO shall not have discovered any material error or misstatement in any of the representations and warranties by the EXECUTIVE Shareholders herein, and all the terms and conditions of this Agreement to be performed and complied with shall have been performed and complied with.

   (b) There shall have been no substantial adverse changes in the conditions, financial, business or otherwise, of EXECUTIVE from the date of this Agreement, and until the date of closing, except for changes resulting from those operations in the usual and ordinary course of business, and between such dates the business and assets of EXECUTIVE shall not have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or acts of God or of the public enemies.

   (c) RHINO shall, upon request and at the time of closing, receive an opinion of counsel to the effect that: (1) EXECUTIVE is duly organized and validly existing under the laws of the State of Nevada and has the power and authority to own its properties and to carry on its respective business wherever the same shall be located and operated as of the Closing Date; and,
(2) this Agreement has been duly executed and delivered by EXECUTIVE Shareholders and constitutes a legal, valid and binding obligation of the EXECUTIVE Shareholders enforceable in accordance with its terms.

   (d) EXECUTIVE does not now have, nor will it have on the date of closing, any known or unknown liabilities or contingent liabilities, except as specifically set forth on Schedule III, attached hereto.

   5.  Conditions to the Obligations of EXECUTIVE Shareholders.
The obligations of the EXECUTIVE Shareholders hereunder are subject to the conditions that:

   (a) EXECUTIVE Shareholders shall not have discovered any material error or misstatement in any of the representations and warranties made by RHINO herein and all the terms and conditions of this Agreement to be performed and complied with by RHINO shall have been performed and complied with.

    (b) The EXECUTIVE Shareholders shall upon request, at the time of closing, receive an opinion of counsel to the effect that: (1) RHINO is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the power to own and operate its properties wherever the same shall be located as of the Closing Date; (2) the execution, delivery and performance of this Agreement by RHINO has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of RHINO, enforceable in accordance with its terms; (3) the securities to be delivered to EXECUTIVE Stockholders pursuant to the terms of this Agreement have been validly issued, are fully paid and non-assessable; (4) the exchange of the securities herein contemplated does not require the registration of the RHINO securities pursuant to any Federal law dealing with the issuance, sale, transfer, and/or exchange of corporate securities; (5) that RHINO is not under investigation by the SEC, the NASD or any state securities commission; (6) that there are no known securities violations; (7) all shares issued by RHINO have been validly issued in accordance with Nevada or Federal law, are fully paid and non-assessable; and (8) there are no outstanding options, rights, warrants, conversion privileges or other agreements which would require issuance of additional shares.

   6. Closing Date. The closing shall take place on or before November 11, 1999, at 2:00 pm, or as soon thereafter as is practicable, at the offices of RHINO, 2925 LBJ Freeway, Suite
188, Dallas, Texas 75234, or at such other time and place as the parties hereto shall agree upon.

   7. Actions at the Closing. At the closing, RHINO, EXECUTIVE and EXECUTIVE Shareholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section I of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable.

   8. Conduct of Business, Board of Directors, etc. Between the date hereof and the Closing Date, EXECUTIVE will conduct its business in the same manner in which it has heretofore been conducted and the EXECUTIVE Shareholders will not permit EXECUTIVE to: (1) enter into any contract, etc., other than in the ordinary course of business; or (2) declare or make any distribution of any kind to the stockholders of EXECUTIVE, without first obtaining the written consent of RHINO.

   9. Access to the Properties and Books of EXECUTIVE. The EXECUTIVE Shareholders hereby grant to RHINO, through their duly authorized representatives and during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of EXECUTIVE and full opportunity to examine their books and records.

    10.  Miscellaneous

   (a) This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Texas.

   (b) Each of the Constituent Corporations shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the consummation of this Agreement, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

   (c) At any time before or after the approval and adoption by the respective stockholders of the Constituent Corporations, if required, this Reorganization Agreement may be amended or supplemented by additional written agreements, as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient to further the purpose of this Reorganization Agreement, to clarify the intention of the parties, to add to or to modify the covenants, terms or conditions contained herein, or otherwise to effectuate or facilitate the consummation of the transaction contemplated hereby. Any written agreement referred to in this paragraph shall be validly and sufficiently authorized for the purposes of this Reorganization Agreement if signed on behalf of EXECUTIVE or RHINO, as the case may be, by its Chairman of the Board, or its President.

   (d) This Reorganization Agreement may be executed in any number of counterparts and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Reorganization Agreement.

    (e) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the EXECUTIVE Shareholders and upon the successors and assigns of RHINO.

   (f) All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

   If to EXECUTIVE Shareholders, then:
                          c/o Executive Assistance, Inc.
                          2925 LBJ Freeway, Suite 188
                          Dallas, Texas 75234

  If to RHINO, then:      2925 LBJ Freeway, Suite 188
                          Dallas, Texas 75234

   With a copy to:        Bellinger & DeWolf, LLP
                          750 N. St. Paul, Suite 900
                          Dallas, Texas 75201
                          Attn: Glenn Bellinger

    The foregoing Reorganization Agreement, having been duly approved or adopted by the Board of Directors, and duly approved or adopted by the stockholders of the constituent corporation, as required, in the manner provided by the laws of the State of Nevada, the Chairman of the Board, the President or the Secretary of said corporations, and the Shareholders of EXECUTIVE do now execute this Reorganization Agreement under the respective seals of said corporation by the authority of the directors and stockholders of each, as required, as the act, deed and agreement of each of said corporations. This Stock-For-Stock Agreement may be signed in two or more counterparts.

                       RHINO ENTERPRISES GROUP, INC.


                       By:/s/DAVID H YOUNG
                       ----------------------------
                       David H. Young, Chief Operating Officer


                       EXECUTIVE ASSISTANCE, INC.


                       By:/s/ MARY J. MAGOUIRK
                       --------------------------
                       Mary J. Magouirk, President

              SHAREHOLDERS OF EXECUTIVE ASSISTANCE, INC.


          Name                           Number of Shares


/s/MARY J. MAGOUIRK                          675,000
----------------------
Mary J. Magouirk


/s/KATHY A. CRABB                            325,000
----------------------
Kathy A. Crabb



MFC Group, Inc.                             3,000,000

By:/s/ROBERT W. MOEHLER
------------------------
   Robert W. Moehler, President

            Acknowledgment of Execution of Agreement
                      By Officer of
               Rhino Enterprises Group, Inc.



STATE OF TEXAS      )
                    ) ss.
COUNTY OF DALLAS    )


     BE IT REMEMBERED that on this 17TH day of November, 1999, personally came before me, a Notary Public in and for jurisdiction aforesaid, David H. Young, Chief Operating Officer of Rhino Enterprises Group, Inc., a Nevada corporation, and one of the corporations described in and which executed the foregoing Agreement of Reorganization, known to me personally to be such, and he, the said, David H. Young, as such Chief Operating Officer, duly executed said Agreement of Reorganization before me and acknowledged said Agreement of Reorganization is in the handwriting of said Chief Operating Officer of Rhino Enterprises Group, Inc.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                   /s/LINDA S. HERRINGTON
                                   -----------------------
                                   Notary Public

             Acknowledgment of Execution of Agreement
                       By Officer of
                   Executive Assistance, Inc.


STATE OF TEXAS      )
                    ) ss.
COUNTY OF DALLAS    )


    BE IT REMEMBERED that on this 17th day of November, 1999, personally came before me, a Notary Public in and for jurisdiction aforesaid, Mary J. Magouirk, President of Executive Assistance, Inc., a Nevada corporation, and one of the corporations described in and which executed the foregoing Agreement of Reorganization, known to me personally to be such, and she, the said, Mary J. Magouirk, as such President, duly executed said Agreement of Reorganization before me and acknowledged said Agreement of Reorganization is in the handwriting of said President of Executive Assistance, Inc.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                    /s/ LINDA S. HERRINGTON
                                    -----------------------
                                    Notary Public

               Acknowledgment of Execution of Agreement
                        By Shareholder of
                     Executive Assistance, Inc.


STATE OF TEXAS      )
                    ) ss.
COUNTY OF DALLAS    )


      BE IT REMEMBERED that on this 17TH day of November, 1999, personally came before me, a Notary Public in and for the jurisdiction aforesaid, Mary J. Magouirk, a shareholder of Executive Assistance, Inc., a corporation of the State of Nevada, known to me personally to be such, and she, the said, Mary J. Magouirk, as a shareholder of Executive Assistance, Inc., duly executed the attached Reorganization Agreement between Rhino Enterprises Group, Inc., a Nevada corporation, and Executive Assistance, Inc., a Nevada corporation, before me and acknowledged said Reorganization Agreement to be the act, deed and agreement between themselves, as shareholders of Executive Assistance, Inc., and Rhino Enterprises Group, Inc., and the signature of Mary J. Magouirk, to said foregoing Reorganization Agreement is in the handwriting of Mary J. Magouirk, a shareholder of Executive Assistance, Inc.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                  /s/ LINDA S. HERRINGTON
                                  --------------------------
                                   Notary Public

             Acknowledgment of Execution of Agreement
                      By Shareholder of
                 Executive Assistance, Inc.


STATE OF TEXAS      )
                    ) ss.
COUNTY OF DALLAS    )


    BE IT REMEMBERED that on this 17th day of November, 1999, personally came before me, a Notary Public in and for the jurisdiction aforesaid, Kathy Crabb, a shareholder of Executive Assistance, Inc., a corporation of the State of Nevada, known to me personally to be such, and she, the said, Kathy Crabb , as a shareholder of Executive Assistance, Inc., duly executed the attached Reorganization Agreement between Rhino Enterprises Group, Inc., a Nevada corporation, and Executive Assistance, Inc., a Nevada corporation, before me and acknowledged said Reorganization Agreement to be the act, deed and agreement between themselves, as shareholders of Executive Assistance, Inc., and Rhino Enterprises Group, Inc., and the signature of Kathy Crabb, to said foregoing Reorganization Agreement is in the handwriting of Kathy Crabb, a shareholder of Executive Assistance, Inc.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                   /s/ LINDA S. HERRINGTON
                                   ------------------------
                                   Notary Public

              Acknowledgment of Execution of Agreement
                      By Shareholder of
                  Executive Assistance, Inc.

STATE OF TEXAS      )
                    ) ss.
COUNTY OF DALLAS    )

     BE IT REMEMBERED that on this 17th day of November, 1999, personally came before me, a Notary Public in and for the jurisdiction aforesaid, Robert W. Moehler, President of MFC Group, Inc., a shareholder of Executive Assistance, Inc., a corporation of the State of Nevada, known to me personally to be such, and he, the said, Robert W. Moehler, President of MFC Group, Inc., as a shareholder of Executive Assistance, Inc., duly executed the attached Reorganization Agreement between Rhino Enterprises Group, Inc., a Nevada corporation, and Executive Assistance, Inc., a Nevada corporation, before me and acknowledged said Reorganization Agreement to be the act, deed and agreement between themselves, as shareholders of Executive Assistance, Inc., and Rhino Enterprises Group, Inc., and the signature of Robert W. Moehler, to said foregoing Reorganization Agreement is in the handwriting of Robert W. Moehler, President of MFC Group, Inc., a shareholder of Executive Assistance, Inc.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                         /s/LINDA S. HERRINGTON
                         ---------------------
                         Notary Public
                                                        Page 13